UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________
FORM 8-K
 __________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2016

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MASIMO CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	001-33642	33-0368882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Discovery Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 297-7000
Not Applicable
(Former name or former address, if changed since last report)
 _______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02....Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information set forth below under Item 8.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
Masimo Corporation (the “Company”) held its Annual Meeting of Stockholders on April 20, 2016 (the “Meeting”). At the Meeting, a total of 47,207,516 shares, or 95.29% of the Company’s common stock issued and outstanding as of the record date, were represented in person or by proxy.
At the Meeting, the Company’s stockholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 16, 2016 (the “Proxy Statement”).
Set forth below is a brief description of each matter voted upon at the Meeting and the voting results with respect to each matter.
Proposal No. 1: To elect the following nominee as a Class III director to serve until the Company’s 2019 Annual Meeting of Stockholders.

Nominee	For	Against	Abstentions	Broker Non-Votes
Craig Reynolds	28,300,678	16,282,762	85,891	2,538,185
Proposal No. 2: To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016.

For	Against	Abstentions
47,000,364	142,506	64,646
Proposal No. 3: To vote on an advisory resolution to approve named executive officer compensation.

For	Against	Abstentions	Broker Non-Votes
17,402,078	23,619,971	3,647,282	2,538,185

Item 8.01.	Other Events.
As previously disclosed in the Proxy Statement, Mr. Jack Lasersohn’s service on the Board of Directors of the Company (the “Board”) ceased when his current term expired at the Meeting. Effective upon the termination of Mr. Lasersohn’s service on the Board, the Company’s authorized number of directors was reduced to five.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION

Date: April 26, 2016	By:	/s/ MARK P. DE RAAD
Mark P. de Raad
Executive Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)